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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT
-----------------------------

The Board of Directors
Apogee Enterprises, Inc.:

          We consent to the use of our report dated April 9, 1997, relating to the consolidated balance sheets of Apogee Enterprises, Inc. and subsidiaries as of March 1, 1997 and March 2, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended March 1, 1997 incorporated by reference in the Registration Statement on Form S-8.


                                      /s/  KPMG Peat Marwick LLP

Minneapolis, Minnesota
July 30, 1997